     As filed with the Securities and Exchange Commission on August 31, 1998
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                 NETMANAGE, INC.
               (Exact name of issuer as specified in its charter)


            DELAWARE                                    77-0252226
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                             10725 N. DE ANZA BLVD.
                               CUPERTINO, CA 95014
                    (Address of principal executive offices)

                             ----------------------

           OUTSTANDING OPTIONS ORIGINALLY GRANTED UNDER THE FOLLOWING
        STOCK PLANS OF FTP SOFTWARE, INC. AND ASSUMED BY THE REGISTRANT:
                      FTP SOFTWARE, INC. STOCK OPTION PLAN
             FTP SOFTWARE, INC. 1997 EMPLOYEE EQUITY INCENTIVE PLAN
             FTP SOFTWARE, INC. 1996 EXECUTIVE EQUITY INCENTIVE PLAN
        OPTION GRANTED UNDER THE FIREFOX 1994 SHARE OPTION SCHEME ASSUMED
                             BY FTP SOFTWARE, INC.
            FTP SOFTWARE, INC. AMENDED AND RESTATED 1993 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                             ----------------------

                                    ZVI ALON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 NETMANAGE, INC.
                             10725 N. DE ANZA BLVD.
                               CUPERTINO, CA 95014
                                 (408) 973-7171
            (Name, address and telephone number of agent for service)

                             ----------------------

                                    Copy to:
                              DAVID J. SEGRE, ESQ.
                              DANIEL R. MITZ, ESQ.
                       Wilson Sonsini Goodrich & Rosati,
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                             ----------------------



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



                                CALCULATION OF REGISTRATION FEE


                                                             Proposed Maximum    Proposed Maximum
                                             Amount to be     Offering Price        Aggregate         Amount of
Title of Securities to be Registered          Registered       Per Share(1)      Offering Price(1)  Registration Fee
------------------------------------          ----------       ------------      -----------------  ----------------
Common Stock, $0.01 par value, of
Registrant to be issued upon
exercise of options granted under              1,024,451          $11.99           $12,286,996          $3,625
the FTP Software, Inc. ("FTP")
Stock Option Plan

Common Stock, $0.01 par value, of
Registrant to be issued upon
exercise of options granted under              1,779,244          $ 5.15           $ 9,170,143          $2,705
the FTP 1997 Employee Equity
Incentive Plan

Common Stock, $0.01 par value, of
Registrant to be issued upon
exercise of options granted under              1,066,035          $ 6.27          $  6,633,093          $1,972
the FTP 1996 Executive Equity
Incentive Plan

Common Stock, $0.01 par value, of
Registrant to be issued upon
exercise of option granted under                     286          $10.03          $      2,868          $    1
the Firefox 1994 Share Option
Scheme

Common Stock, $0.01 par value, of
Registrant to be issued upon
exercise of options granted under
the FTP Amended and Restated                     195,335          $16.26          $  3,176,251          $  936
1993 Non-Employee Directors'
Stock Option Plan

Total                                          4,065,351                          $ 31,319,237          $9,240

================================================================================

----------
(1) Calculated in accordance with Rule 457(h)(i) under the Securities Act of 1933, as amended, based upon the weighted average of the exercise prices of the options granted under each plan.





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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     NetManage, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     (c) The Registrant's Current Report on Form 8-K as filed with the Commission on June 19, 1998.

     (d) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on August 2, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemni fication of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

     The Registrant has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7. Exemption From Registration Claimed

     Not applicable.

Item 8. Exhibits

     4.1  FTP Software, Inc. Stock Option Plan

     4.2  FTP Software, Inc. 1997 Employee Equity Incentive Plan

     4.3  FTP Software, Inc. 1996 Executive Equity Incentive Plan

     4.4  FTP Software, Inc. Firefox 1994 Share Option Scheme

     4.6 FTP Software, Inc. Amended and Restated 1993 Non-Employee Directors' Stock Option Plan

     5.1  Opinion of counsel as to legality of securities being registered

     23.1 Consent of Independent Public Accountants

     23.2 Consent of Counsel (contained in Exhibit 5.1)

     24.1 Power of Attorney (See Registration Statement Signature Page)

Item 9. Undertakings

The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on August 31, 1998.

                                            NETMANAGE, INC.

                                            By: /s/ ZVI ALON
                                            ------------------------------------
                                            Zvi Alon
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zvi Alon and Gary R. Anderson, jointly and severally, attorneys-in-fact, each with the power of substitution, for him and in all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on August 31, 1998.



        Signature                                        Title
-----------------------------    -----------------------------------------------
       /s/ ZVI ALON              Chairman of the Board, President and Chief
-----------------------------    Executive Officer (Principal Executive Officer)
         Zvi Alon

   /s/ GARY R. ANDERSON          Chief Financial Officer, Senior Vice President,
-----------------------------    Finance and Secretary (Principal Financial and
     Gary R. Anderson            Accounting Officer)


      /s/ JOHN BOSCH             Director
-----------------------------
        John Bosch

      /s/ UZIA GALIL             Director
-----------------------------
        Uzia Galil

/s/ SHELLEY HARRISON, PH.D.      Director
-----------------------------
  Shelley Harrison, Ph.D.

     /s/ DARRYL MILLER           Director
-----------------------------
      Darrell Miller

   /s/ ABRAHAM OSTROVSKY         Director
-----------------------------
     Abraham Ostrovsky



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

        Exhibit Index
4.1     FTP Software, Inc. Stock Option Plan

4.2     FTP Software, Inc. 1997 Employee Equity Incentive Plan

4.3     FTP Software, Inc. 1996 Executive Equity Incentive Plan

4.4     FTP Software, Inc. Firefox 1994 Share Option Scheme

4.6     FTP Software, Inc. Amended and Restated 1993 Non-Employee Directors'
        Stock Option Plan

5.1     Opinion of counsel as to legality of securities being registered

23.1    Consent of Independent Public Accountants

23.2    Consent of Counsel (contained in Exhibit 5.1)

24.1    Power of Attorney (See Registration Statement Signature Page)